UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 8, 2003
Date of Report (Date of earliest event reported)

Emulex Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

3535 Harbor Blvd
Costa Mesa, CA 92626
(Address of principal executive offices)

(714) 662-5600
(Registrant’s telephone number, including area code)

Item 5.  Other Events.

     Emulex Corporation, a Delaware corporation (“Emulex”), and Vixel Corporation, a Delaware corporation (“Vixel”), announced today that the two companies have signed a definitive agreement for Emulex to acquire Vixel, a leading supplier of embedded switch ASICs and subsystems for the storage networking market. Vixel’s embedded switch solutions target OEM requirements for improved reliability, availability and serviceability in next-generation storage arrays, tape libraries and network attached storage appliances, while also delivering high performance and scalability.

     Under the terms of the agreement, Emulex will acquire Vixel for $10 per share in cash, for a transaction value of approximately $310 million. The acquisition is structured as a cash tender offer for all of the shares of Vixel. Any Vixel shares not acquired by Emulex in the tender offer will be acquired in a second step merger in which remaining Vixel shareholders will receive the same cash price per share as that paid in the tender offer. In addition, Emulex will assume all existing vested and unvested Vixel stock options. The board of directors of Vixel has unanimously approved the acquisition and has voted to recommend that Vixel’s stockholders accept the tender offer and tender their Vixel shares. The tender offer is expected to be completed in November, subject to regulatory approvals and certain closing conditions, including the tender of a majority of shares of capital stock of Vixel on a fully-diluted basis. A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

     Notice for Vixel Corporation Stockholders and Interested Parties

     This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of any class of stock of Vixel Corporation. Emulex Corporation and its acquisition subsidiary expect to file a tender offer statement and related materials with the U.S. Securities and Exchange Commission or “SEC” and Vixel will file a solicitation/recommendation statement with respect to such offer. Investors, Vixel stockholders and other interested parties are urged to read the tender offer statement and the solicitation/recommendation statement when they become available because they contain important information, which should be read carefully before any decision is made with respect to the offer. The tender offer statement when filed by Emulex and its acquisition subsidiary and the solicitation/recommendation statement when filed by Vixel will be made available to all stockholders of Vixel at no expense to them. The tender offer statement and the solicitation/recommendation statement will also be available for free at the SEC’s website at www.sec.gov or from Emulex, either at its website at www.emulex.com or by directing a request to Emulex Corporation, 3535 Harbor Boulevard, Costa Mesa, California 92626, Attention: Investor Relations.

Item 7.  Exhibits.

99.1	Press Release issued by Emulex Corporation, dated October 8, 2003, entitled “Emulex to Acquire Vixel, a Leading Supplier of Embedded Storage Switches.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EMULEX CORPORATION

	By:	/S/ PAUL FOLINO

	Name:	Paul Folino
	Title:	Chief Executive Officer and Chairman of the Board
Date: October 8, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Emulex Corporation, dated October 8, 2003, entitled “Emulex to Acquire Vixel, a Leading Supplier of Embedded Storage Switches.”